EXHIBIT 99.3

j2 GLOBAL, INC.

OFFER TO EXCHANGE

UP TO $250,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 8.000% SENIOR NOTES DUE 2020, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR AN EQUAL PRINCIPAL AMOUNT OF ITS OUTSTANDING 8.000% SENIOR NOTES DUE 2020

, 2012

To Our Clients:

Enclosed for your consideration are a Prospectus, dated                , 2012 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer by j2 Global, Inc. (the “Company”), to exchange (the “Exchange Offer”) an aggregate principal amount of up to $250,000,000 of its 8.000% Senior Notes due 2020 (the “exchange notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal principal amount of its outstanding 8.000% Senior Notes due 2020 (the “unregistered notes”) in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof, upon the terms and subject to the conditions of the enclosed Prospectus and Letter of Transmittal.  The terms of the exchange notes to be issued in the Exchange Offer, upon the terms and subject to the conditions of the enclosed Prospectus and the related Letter of Transmittal, are substantially similar to the unregistered notes, except that they are registered under the Securities Act and will not have rights to certain additional interest, transfer restrictions or, except in certain limited circumstances, registration rights.  The Company will accept for exchange any and all unregistered notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal.  Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus, which conditions the Company reserves the absolute right to waive.

PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                , 2012, UNLESS THE COMPANY EXTENDS THE EXCHANGE OFFER (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”).

The enclosed materials are being forwarded to you as the beneficial owner of the unregistered notes held by us for your account but not registered in your name.  A tender of such unregistered notes may only be made by us as the registered holder and pursuant to your instructions.  Therefore, the Company urges beneficial owners of unregistered notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender their unregistered notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish to tender any or all such unregistered notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.  If you wish to have us tender any or all of your unregistered notes, please so instruct us by completing, signing and returning to us the “Instructions to Registered Holder from Beneficial Owner” form that appears below.  We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your unregistered notes.

The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender unregistered notes held by us and registered in our name for your account or benefit.

If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the unregistered notes in your account.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

The undersigned beneficial owner acknowledges receipt of your letter and the accompanying Prospectus dated                , 2012 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by j2 Global, Inc. (the “Company”), to exchange an aggregate principal amount of up to $250,000,000 of its 8.000% Senior Notes due 2020 (the “exchange notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal principal amount of its outstanding 8.000% Senior Notes due 2020 (the “unregistered notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.  Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder, to tender the principal amount of the unregistered notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

Principal Amount Held for Account Holder(s)	Principal Amount to be Tendered*

*
The minimum permitted tender is $2,000 in principal amount.  All tenders must be in the amount of $2,000 or in integral multiples of $1,000 in excess thereof.  Unless otherwise indicated, the entire principal amount held for the account of the undersigned will be tendered.

If the undersigned instructs you to tender the unregistered notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the unregistered notes, including but not limited to the representations that the undersigned (i) is acquiring the exchange notes in the ordinary course of its business, (ii) has no arrangements or understandings with any person to participate in the distribution (within the meaning of the Securities Act) of the unregistered notes or exchange notes, (iii) is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company or, if the undersigned is an affiliate of the Company, the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if the undersigned is not a broker-dealer, is not engaged in, and does not intend to engage in, the distribution of exchange notes and (v) is not acting on behalf of any person or entity that, to the undersigned’s knowledge, could not truthfully make these representations.  If a holder of the unregistered notes is an affiliate of the Company, is engaged in or intends to engage in a distribution of the exchange notes or has any arrangement or understanding with respect to the distribution of the exchange notes to be acquired pursuant to the Exchange Offer or is not acquiring the exchange notes in the ordinary course of its business, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction.

SIGN HERE

Dated:                                                                                                                                , 2012
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